                                                           EX-99.B(h)mbssacomp

              WADDELL & REED ADVISORS MUNICIPAL BOND FUND, INC.

                                   EXHIBIT B
                                 COMPENSATION

Class A Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class B Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class C Shares

An amount payable on the first day of each month of $1.6125 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class Y Shares

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Effective September 1, 2000

                                                           EX-99.B(h)mbssafid

                                    EXHIBIT C

                                                               Bond or
Name of Bond                                                   Policy No.        Insurer

Investment Company                                             87015100B         ICI
Blanket Bond Form                                                                Mutual
                                                                                 Insurance
                                                                                 Company
     Fidelity                                 $23,500,000
     Audit Expense                                 50,000
     On Premises                               23,500,000
     In Transit                                23,500,000
     Forgery or Alteration                     23,500,000
     Securities                                23,500,000
     Counterfeit Currency                      23,500,000
     Uncollectible Items of
         Deposit                                   25,000
     Phone-Initiated Transactions              23,500,000

Directors and Officers/                                        87015100D         ICI
Errors and Omissions Liability                                                   Mutual
Insurance Form                                                                   Insurance
     Total Limit                              $15,000,000                        Company

Blanket Lost Instrument Bond (Mail Loss)                       30S100639551      Travelers

Blanket Undertaking Lost Instrument
     Waiver of Probate                                         42SUN339806       Hartford
                                                                                 Casualty
                                                                                 Insurance

                                                           EX-99.B(H)mbasaamend

                                  AMENDMENT TO
                          ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT, made as of the 1st day of September, 2000, by and between Waddell & Reed Advisors Municipal Bond Fund, Inc. (the "Fund"), a Maryland Corporation and Waddell & Reed Services Company ("Agent"), a Missouri Corporation, to amend the Accounting Services Agreement dated August 1, 1990 ("Agreement") by and between the Fund and Agent,

                                   WITNESSETH:

WHEREAS, the Fund and the Agent agree to amend and restate Section C COMPENSATION OF THE AGENT to read as follows:

C.       COMPENSATION OF THE AGENT

         The Fund agrees to pay to the Agent for its services under this Agreement, an amount payable on the first day of the month as shown in the following table pertinent to the average daily net assets of the Fund during the prior month:


         FUND'S AVERAGE DAILY                                    MONTHLY FEE
         NET ASSETS FOR THE MONTH (Millions)
         $0 to $10                                               None
         $10 to $25                                              $917
         $25 to $50                                              $1,833
         $50 to $100                                             $2,750
         $100 to$200                                             $3,666
         $200 to $350                                            $4,583
         $350 to $550                                            $5,500
         $550 to $750                                            $6,417
         $750 to $1,000                                          $7,792
         $1,000 and over                                         $9,167

In addition, for each class of shares in excess of one, the Fund pays the Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date and year first above written.


                                            WADDELL & REED ADVISORS
                                            MUNICIPAL BOND FUND, INC.


                                            By: /s/Kristen A. Richards
                                            -----------------------------------
                                            Kristen A. Richards, Vice President

ATTEST:


By: /s/Daniel C. Schulte
--------------------------------------
Daniel C. Schulte, Assistant Secretary


                                            WADDELL & REED SERVICES COMPANY


                                            By: /s/Michael D. Strohm
                                            -----------------------------------
                                            Michael D. Strohm, President


ATTEST:


By: /s/Daniel C. Schulte
--------------------------------------
Daniel C. Schulte, Secretary